EXHIBIT 99.1

PRESS RELEASE	Investor/Media Contact:
Raj Denhoy
415-828-1044
rdenhoy@establishmentlabs.com

Establishment Labs Announces Appointment of Ann Custin and Bryan Slotkin to Board of Directors

SANTA BARBARA, Calif., July 15, 2021 -- Establishment Labs Holdings Inc. (NASDAQ: ESTA), a medical technology company focused on women’s health, initially in the breast aesthetics and reconstruction market, today announced the appointment of Ann Custin and Bryan Slotkin to its Board of Directors, effective immediately.

“We are delighted to have these two very accomplished individuals join the Board of Establishment Labs,” said Juan José Chacón-Quirós, Founder and CEO of Establishment Labs. “Good governance is essential to our mission of improving women’s health. Their unique perspectives will be critical as we continue to reshape and expand our industry by offering differentiated technologies that create value for all stakeholders.”

Ms. Custin was most recently with Siemens Healthineers, where she was Board Director and Chief Financial Officer of Siemens Medial Solutions; she retired from the company in December 2019. Ms. Custin previously served as Chief Operating and Financial Officer of Scient’x and President and CEO USA of Drager Medical Systems.

“Establishment Labs has proven that true innovation coupled with the guiding principle of improving women’s health can be transformative,” said Ann Custin. “We are bringing a compelling combination to the market, and I am excited to join the Board as we prepare to enter new geographies and launch exciting new products.”

Mr. Slotkin is a Partner with PJT Partners, a global advisory-focused investment bank. He is responsible for the firm's global financial sponsor relationships and is a strategic advisor to public and private companies in the real estate, gaming, leisure, consumer, and healthcare sectors. Mr. Slotkin was previously a Managing Director with Goldman Sachs.

“I have been fortunate to know Establishment Labs for many years and to watch the company’s growth and maturation into an industry leader,” said Bryan Slotkin. “The team has created a tremendous amount of value, but there is still much more to come. I look forward to working with Juan José and the Board as we continue on our mission to positively impact the lives of women around the world.”

About Establishment Labs
Establishment Labs Holdings Inc. (NASDAQ: ESTA) is a global medical technology company focused on women’s health, initially in the breast aesthetics and reconstruction market, by designing, developing, manufacturing and marketing an innovative portfolio of silicone gel-filled breast implants, branded as Motiva Implants®, the centerpiece of the MotivaImagine® platform. Motiva Implants® are produced at our two manufacturing sites that are compliant with ISO13485:2016, FDA 21 CFR 820 under the MDSAP program, and are currently commercially available in more than 80 countries through exclusive distributors or the Company’s direct salesforce. In March 2018, Establishment Labs received approval for an investigational device exemption (IDE) from the FDA and initiated the Motiva Implant® clinical trial in the United States in April 2018. In addition to Motiva Implants®, Establishment Labs’ product and technologies portfolio includes the Divina® 3D Simulation System and other products and services. Please visit our website for additional information at www.establishmentlabs.com.

Forward-Looking Statements
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